UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 25, 2024

Date of report (Date of earliest event reported)

________________________

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

________________________

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, New Jersey
500 College Road East, Suite 310 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2024, Agile Therapeutics, Inc., a Delaware corporation (the “Company” or “Agile”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Insud Pharma, S.L., a Spanish company, (“Insud” or “Parent”), and Exeltis Project, Inc., a Delaware corporation and indirect, wholly-owned subsidiary of Insud (“Merger Sub”). On the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as an indirect wholly-owned subsidiary of Insud.

The Merger Agreement was unanimously approved by the board of directors of the Company (the “Board”) on June 25, 2024. As part of the purchase price for Agile, Insud has agreed to make available the Bridge Loan (as defined below), which is secured by a security interest in the Company’s intellectual property.

As preconditions to entering into the Merger Agreement, the Company has entered into (i) a Conditional Amendment No. 3 (“Amendment No. 3”) to that certain Manufacturing and Commercialization Agreement, dated April 30, 2020 by and between Agile and Corium Innovations, Inc. (“Corium”), as previously amended by Amendment No. 1 entered into as of July 25, 2022 and Amendment No. 2 entered into as of May 13, 2024 (as amended to date, the “Manufacturing and Commercialization Agreement”), on commercial terms reasonably acceptable to Parent, and including a conditional waiver to such party’s right to seek damages or other compensation for the Company’s failure to meet certain obligations under the Manufacturing and Commercialization Agreement, and (ii) a cash-out acknowledgment and cancellation agreement dated as of June 25, 2024 (the “Warrant Cash-Out Agreement”) with holders of not less than 95% of the outstanding warrants to purchase Company Common Stock (“Company Warrants”), each of which are discussed further herein.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) (other than shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law (the “Excluded Shares”)) will be cancelled and converted automatically into and will thereafter represent only the right to receive $1.52 per share in cash, without interest, with respect to such shares of Company Common Stock (the “Merger Consideration”), subject to applicable withholding taxes.

In addition, immediately prior to the Effective Time, each unexpired and unexercised option to purchase Company Common Stock (each, a “Company Stock Option”), will, to the extent unvested, become fully vested and exercisable immediately prior to, and contingent upon, the Effective Time. At the Effective Time, each Company Stock Option that is then outstanding and unexercised shall be cancelled with no consideration payable in respect thereof.

At the Effective Time, each outstanding award of Company restricted stock units denominated in shares of Company Common Stock (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time will be cancelled and converted automatically into the right to receive a payment in cash, without interest and subject to applicable withholding and other applicable taxes, equal to the product of (a) the Merger Consideration multiplied by (b) the total number of shares of Company Common Stock subject to the Company RSU immediately prior to the Effective Time.

In addition, prior to the Closing, as defined below, the Company shall use best efforts to cause each holder of the remaining Company Warrants not party thereto to execute an agreement substantially identical to the Warrant Cash-Out Agreement described below, which will provide for the exercise and cancellation of such Company Warrants in exchange for a cash payment by the Company to such holder following the Effective Time.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Insud and Merger Sub, including, among others, the agreement by the Company to conduct its business in the ordinary course consistent in all material respects with past practice during the period between execution of the Merger Agreement and completion of the Merger (the “Closing”) and covenants prohibiting the Company from engaging in certain activities during such period without the consent of Insud.

The Closing is conditioned upon, among other things, (a) the approval of the Merger Agreement by the affirmative vote of holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement at a meeting of holders of the Company Common Stock held for such purpose, (b) the absence of any judgements or laws enjoining, making illegal or otherwise prohibiting the Merger, (c) the accuracy of the other party’s representations and warranties, subject to certain customary materiality standards set forth in the Merger Agreement, (d) compliance in all material respects with the other party’s obligations under the Merger Agreement, (e) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement and (f) the Company’s performance with all of its obligations under Amendment No. 3 and Amendment No. 3 being in force and not capable of termination by Corium.

The Merger Agreement contains customary non-solicitation covenants that prohibit the Company from soliciting competing proposals or entering into discussions concerning, or providing confidential information in connection with, certain proposals for an alternative transaction. These non-solicitation covenants allow the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information to, and engage in discussions and negotiations with, third parties in response to an unsolicited acquisition proposal. The Board also may change its recommendation to the holders of Company Common Stock to adopt the Merger Agreement in response to a “Superior Proposal” or an “Intervening Event” (each as defined in the Merger Agreement) if the Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board under applicable law.

The Merger Agreement provides for certain termination rights for both the Company and Insud, including the right of either party to terminate the Merger Agreement if the Merger has not been consummated on or prior to September 30, 2024 (subject to extension as set forth in the Merger Agreement). Upon termination of the Merger Agreement under certain specified circumstances, including (a) the termination of the Merger Agreement by the Company in order to enter into an alternative transaction constituting a Superior Proposal or (b) the termination of the Merger Agreement by Insud due to a change in recommendation of the Board to the holders of Company Common Stock, the Company would be required to pay Insud a termination fee of $1.26 million and any amounts outstanding under the Bridge Loan.

The foregoing descriptions of the terms of the Merger Agreement and the transaction contemplated thereby do not purport to be complete and are qualified in their entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1, and is incorporated herein by reference.

The Merger Agreement and the foregoing descriptions have been included to provide investors and stockholders with information regarding the terms of the agreement. They are not intended to provide any other factual information about the Company or other parties thereto. The representations, warranties and covenants contained in each of these documents were or will be made only as of specified dates for the purposes of such agreement, were (except as expressly set forth therein) solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Revolving Promissory Note and Intellectual Property Security Agreement

Concurrently with the execution of the Merger Agreement, Parent made available to the Company a line of credit in a maximum aggregate principal amount of up to $8.0 million (the “Commitment Amount and such loan, the “Bridge Loan”) pursuant to a Revolving Promissory Note (the “Note”), issued by the Company, as borrower, in favor of Exeltis USA, Inc., a New Jersey corporation and wholly-owned subsidiary of Parent. The principal amount of the Bridge Loan accrues interest at a rate per annum equal to the rate last quoted by The Wall Street Journal as the “Prime Rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the lender) or any similar release by the Federal Reserve Board, which is subject to automatic increase by 4% upon the occurrence of certain events of default (the “Default Rate”). The principal amount due under the Note and all accrued and unpaid interest is payable by Agile on the earlier of (i) November

22, 2024, and (ii) the date on which the Commitment Amount is reduced to zero or otherwise terminated (the “Stated Expiry Date”). The initial loan advance of $6.5 million shall be made on July 1, 2024. Subsequent requests for advances under the Note shall be made by the Company (in such amounts as necessary) after July 15, 2024. The Note is secured pursuant to an Intellectual Property Security Agreement (the “Security Agreement”) under which the Company granted a security interest in its intellectual property assets and rights. Furthermore, in the event the Merger is not consummated in certain instances and the Merger Agreement is terminated, Agile shall be obligated to repay to Parent any amounts outstanding (including interest accrued) under the Bride Loan.

The foregoing descriptions of the terms of the Note and the Security Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Note and Security Agreement, respectively, copies of which are filed as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Cash-Out Acknowledgement and Cancellation

In connection with the Merger Agreement described above, on June 25, 2024, the holders of an aggregate of approximately 95% of the outstanding Company Warrants signed the Warrant Cash-Out Agreement. In the Warrant Cash-Out Agreement, the relevant warrant holders agreed to terminate and cancel all of their outstanding warrants in exchange for the right to receive a cash payment (the “Cash Payment”), which in aggregate totals approximately $10.6 million. The Cash Payment is conditioned upon the consummation of the Merger and shall occur immediately following the Merger, upon receipt from such warrant holder of the original warrants for cancellation, as well as applicable executed IRS withholding forms. The Cash Payment will be a full and final satisfaction all of the of the Company’s obligations to the warrant holders under the outstanding Company Warrants. The Warrant Cash-Out Agreement contains a release of claims against the Company, Insud and Merger Sub related to the warrant holder’s ownership of the Company Warrants.

The foregoing description of the terms of the Warrant Cash-Out Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Warrant Cash-Out Agreement executed with the largest warrantholder, a copy of which is filed as Exhibit 4.1, and is incorporated herein by reference. The terms of the Warrant Cash-Out Agreement entered into by each other warrantholder comprising the 95% figure mentioned above are substantially identical to the terms of Exhibit 4.1, other than with regard to the amount of the applicable Cash Payment.

Conditional Amendment to Commercialization Agreement

On June 25, 2024 (the “Amendment Effective Date”), the Company entered into Amendment No. 3. As previously disclosed, pursuant to the Manufacturing and Commercialization Agreement, Corium will manufacture and supply all the Company’s product requirements for Twirla® at certain specified rates. Under the terms of the Manufacturing and Commercialization Agreement, Corium is to be the exclusive supplier of Twirla during the agreement term.

Amendment No. 3 is designed to amend the Agreement to account for Insud’s current projected production requirements for Twirla and the associated cost of goods and is conditioned upon the consummation of the Merger, and will become effective at the Effective Time. Regardless of the consummation of the Merger, Amendment No. 3 requires Agile to pay Corium for certain outstanding invoices totaling approximately $5 million by July 15, 2024. If Company fails to pay Corium, Corium shall be entitled to terminate Amendment No. 3.

Amendment No. 3 contains a release of claims against Agile and Insud regarding (i) any material breach of the Manufacturing and Commercialization Agreement by Agile prior to the Effective Time and (ii) outstanding payments due by Agile to Corium as of the Amendment Effective Date. including but not limited to compliance with Guaranteed Minimum Bill Revenue (as defined in the Manufacturing and Commercialization Agreement) to which Agile might have been obliged under the Manufacturing and Commercialization Agreement.

Except as modified by Amendment No. 3, all terms and conditions of the Manufacturing and Commercialization Agreement remain in full force and effect.

The foregoing description of Amendment No. 3 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 3, which is expected to be filed, redacted in certain cases as to confidential information, as an exhibit to a subsequent amendment to this Form 8-K.

Item 7.01 Regulation FD.

On June 26, 2024, the Company issued a press release announcing the execution of the Merger Agreement, the Bridge Loan and Security Agreement, the Cash-Out Acknowledgement and Cancellation Agreement and Amendment No. 3. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1*	Agreement and Plan of Merger, dated June 25, 2024, by and among Insud Pharma, S.L., Exeltis Project, Inc. and the Company.

4.1*	Cash-Out Acknowledgement and Cancellation Agreement, dated June 25, 2024, by and between Armistice Master Fund Ltd. and the Company.

10.1*	Revolving Promissory Note dated June 25, 2024, by and between the Company and Exeltis USA, Inc.

10.2*	Intellectual Property Security Agreement dated June 25, 2024 by and between the Company and Exeltis USA, Inc.

99.1**	Press Release, dated June 26, 2024.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).
*

The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of such omitted documents to the SEC upon request; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or documents so furnished.

** Furnished herewith.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy the securities of the Company or the solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information and Where to Find it

In connection with the proposed transaction between Agile and Insud, Agile will file with the Securities and Exchange Commission (SEC) a proxy statement on Schedule 14A relating to a special meeting of its stockholders. Additionally, Agile may file other relevant materials with the SEC in connection with the proposed transaction. Investors and securityholders of Agile are urged to read the proxy statement and any other relevant materials filed or that will be filed with the SEC, as well as any amendments or supplements to these materials and documents incorporated by reference therein, carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and related matters. The definitive version of the proxy statement will be mailed or otherwise made available to Agile’s securityholders. Investors and securityholders will be able to obtain a copy of the proxy statement (when it is available) as well as other filings containing information about the proposed transaction that are filed by Agile with the SEC, free of charge on EDGAR at www.sec.gov, on the investor relations page of Agile’s website at https://ir.agiletherapeutics.com/financial-

information/sec-filings, by contacting Agile’s investor relations department at https://ir.agiletherapeutics.com/contact-ir.

Participants in the Solicitation

Insud, Agile and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Agile in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information about Insud’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, will be included in the proxy statement (when available). Information about Agile and its directors and executive officers can be found in Agile’s Amendment No. 1 to its Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 29, 2024 and Agile’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov), including any statements of beneficial ownership on Form 3 or Form 4 filed with the SEC after such amendment to the Annual Report.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements concerning the Company’s plans, objectives, strategy and strategic objectives, future events, business conditions, results of operations, business outlook and other information may be forward looking statements. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including (i) the risk that the proposed merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of its common stock, (ii) the failure to satisfy the conditions to the consummation of the proposed merger, including the adoption of the Merger Agreement by the stockholders of the Company and the impact on the Cash-Out Warrant Agreement and the Amendment, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on the Company’s business relationships, operating results and business generally, (v) the risk that the proposed merger disrupts the Company’s current plans and operations and potential difficulties in the Company’s employee retention as a result of the proposed merger, (vi) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed merger, and (vii) the risk that the proposed merger and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, employees, stockholders and other business partners and on its operating results and business generally. The foregoing list of risk factors is not exhaustive. For a more detailed description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to our business in general, please refer to our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. The Company does not give any assurances that it will achieve its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: June 26, 2024	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairperson and Chief Executive Officer